Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ‘‘Experts’’ in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-135030) and related Prospectus of Brookdale Senior Living Inc. and to the use of our reports: dated March 17, 2006 with respect to the consolidated and combined financial statements and schedule of Brookdale Senior Living Inc. as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005 and for the periods from January 1, 2005 to September 30, 2005 and October 1, 2005 to December 31, 2005; dated July 22, 2005 with respect to the combined financial statements of the Fortress CCRC Portfolio as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004; and dated June 7, 2005 with respect to the combined financial statements of the Prudential Portfolio as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004.

/s/ Ernst & Young LLP

Chicago, Illinois
July 6, 2006